UNITED STATES
SECURITIES AND

EXCHANGE COMMISSION
Washington, D.C. 20549
FORM
8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
November 7, 2022

Date of Report (date of earliest event reported)
CROSSFIRST BANKSHARES, INC.

(Exact name of registrant as specified in its charter)
Kansas
001-39028
26-3212879
(State or other jurisdiction of
incorporation or organization)
(Commission File Number) (I.R.S. Employer Identification No.)
11440 Tomahawk Creek Parkway
Leawood
Kansas
(Address of Principal Executive Offices)
66211
(Zip Code)
(
913
)
754-9704

Registrant's telephone number, including area code
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐

Soliciting

material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class Trading Symbol(s) Name of each exchange on which registered
Common Stock, par value $0.01 per share
CFB
The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933
(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company
☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for
complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 7.01 Regulation FD Disclosure.
On

November

7,

2022,

CrossFirst

Bankshares,

Inc.

("CrossFirst")

announced

receipt

of

regulatory

approval

from

the

Federal

Deposit
Insurance Corporation to complete the previously announced acquisition of Central Bancorp, Inc.’s (“Central”) bank subsidiary, Farmers &
Stockmens

Bank

(“F&S

Bank”).

CrossFirst

and

Central

expect

to

complete

the

merger

on

or

about

November

22,

2022,

pending
satisfaction or waiver of customary closing conditions

set forth in the agreement. CrossFirst issued a press release announcing the approval
and expected closing date, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.
The information in

Item 7.01 of this report

(including Exhibit 99.1) is

being furnished pursuant to

Item 7.01 and shall

not be deemed to

be
"filed"

for purposes

of Section

18 of

the Securities

Exchange Act

of 1934

(the "Exchange

Act") or

otherwise subject

to the

liabilities of
that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.
Item 9.01.

Financial Statements and Exhibits.
(d) Exhibits
99.1
Press Release of CrossFirst Bankshares, Inc. dated November 7, 2022
104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant

to

the requirements

of

the Securities

and

Exchange Act

of

1934,

the Registrant

has

duly

caused

this report

to be

signed

on its
behalf by the undersigned hereunto duly authorized.
Date: November 7, 2022 CROSSFIRST BANKSHARES, INC.

By: /s/ Benjamin R. Clouse

Benjamin R. Clouse
Chief Financial Officer